Exhibit

Exhibit A
This represents the library of videos as it relates to Martial Arts TV also known as Black Belt Blvd This library consists of one hundred twenty‐six (126) one hour digital master tapes of raw footage, from which the approximately one hundred fifty (150), twenty‐two minute episodes of the shows can be built.

Martial Arts TV/Black Belt Blvd. Inventory of Film Library

1	4th Mexican Open in Acapulco Mex	Tape 12		by Johnnie Murphy		2006
2	Anaheim fight		2/16/2008
3	Anaheim Martial Arts	Tape 2	2/16/2008
4	Arneta	Tape 2		San Diego
5	Black Belt Blvd.
6	Black Belt Blvd.	Auditions Tape 2		11/24/2008
7	Boxing
8	Boxing
9	Boxing
10	Boxing
11	Boxing
12	Cancelled Event by CA Commissioner
13	Compete	Tape 2	2008
14	Dave Goldberg	Aikido of San Diego
15	Dave Thompson		Tip of the Day		48
16	Dave Thompson	Tape 1
17	Dave Thompson	Tip of the Week	TKC‐LB	Cam 2 wide shot
18	David Beak Event
19	Dual in Desert	Tape 3		Fri
20	Dual in Deset	Sat. 7
21	Duel in Dessert	Sat 5
22	End of Utah and NYC
23	Fabbiano UFC	Tape 2		9/26/2006
2424	Fabiero Fight Night Fabiero Fight Night	Tape 2 Tape 2	9/30/20069/30/2006
25	Go Jin Bujitsu	Tape 1
26	Goldenleg Kickboxing
27	GoldenLeg Tournament
28	Indermuehle	Family Profile
29	Interviews	water demo	boxing demo		6/27/2011
30	Johnnie Murphy	Tape 2		Acapulco
31	Joshua Cooksey	11/1/2005
32	Kenpo Commercial	Mrs. Thompson Attacked
33	Kickboxing	Tape 1	11/29/2007
34	Long Beach Convention Center	Tape 3 Day 2			7/29/2006
35	Long Beach Convention Center	Tape 1	42nd International Martial Arts Tournament			7/28/2006
36	Long Beach Convention Center	Tape 5 Day 2			7/29‐30/06
37	Long Beach Convention Center	Tape1	Day 3		Tip of the week
38	Long Beach Convention Center	Tape 2
39	Louisiana Pro‐Am	Tape 1	by Johnnie Murphy	Videos Interviews
40	Louisiana Pro‐Am	Tape 2	by Johnnie Murphy	Videos Interviews
41	Martial Arts	Ep 2	Final Show	8/21/2006
42	Martial Arts for Christ
43	Martial Arts Promos
44	Martial Arts Promos	Tape 2
45	Martial Arts TV	Episode 2	Universal 2006
46	Martial Arts TV	Standard Definition Episode 6			2006	Master Copy
47	Martial Arts TV	Standard Definition Episode 5			2006	Master Copy
48	Martial Arts TV	Work Tape
49	Martial Arts TV	Episode 8	Chuck Norris		Reshoot
50	Martial Arts TV	Episode 5

51	Martial Arts TV	Episode I
52	Martial Arts TV	Promo
53	Martial Arts TV	A profile	Susanna Bryd
54	Martial Arts TV	Standarda Definition		Episode 4	2006	Master Copy
55	Martial Arts TV	Tape 1		Promo
56	Martial Arts TV	Ep 2	NTSC
57	Martial Arts TV	Standard Definintion		Episode 3	2006	Master Copy
58	Master Darre Ma	Carson Community Center
59	Master Darre Ma	Carson Community Center
60	Maui Thai	Tape 2	5/1/2008
61	Maui Thai kickboxing	Tape 4	5/1/2008
62	Mikey in Studio 1
63	Mikey in Studio 2
64	New Years	2011
65	New York	Tape 2
66	Ontario Event Compete	Tape 2	3/3/2007
67	Ontario Event Compete	Tape 1	3/2/2007
68	Pakamut	Tape 2	139
69	Pakamut	Tape 1	138
70	Pakamut	Tape 3
71	Palm Spring	Tape 2
72	Palm Spring	10/9/2010		Comm 2	1 of 2
73	Palm Spring	Tape 1
74	Pomona	Tape 5
75	Pomona	Tape 1	26‐Feb
76	Pomona	Tape 2`	2/24/2006
77	Pomona	Tape 4		2/25/2006
78	San Manuel	Tape 1 of 1	Martial Arts		File 0012
79	Savannah Corky sike	Tape 3
80	Scott Rimford	Tip of the Day
81	Scott Rimford	Tape 2	3/30/2008
82	Somo	Tape 1
83	Somo	Tape 2
84	Somo	Tape 3
85	Somo	Tape 4
86	Somo	Tape 5
87	Sports	Tape 1	Karate
88	Sports Arena
8989	Sumo Sumo	Tape 2 Tape 2	11/18/201011/18/2010
90	Sumo Open	Tape 2
91	Super Grand	Tape 7	12/31/2006
92	Super Grand	Tape 3	12/30/2006
93	Super Grand Buffalo, Ny	Tape 4
94	Super Grand Buffalo, Ny	Tape 12		(Flips)
95	Super Grand Buffalo, Ny	Tape 1	12/29/2006
96	Super Grand Buffalo, Ny	Tape 7
97	Super Grand Buffalo, Ny	Tape 5
98	Super Grands	Tape 2
99	Super Grands	Tape 3
100	Super Grands	Tape 5
101	Super Grands	Tape 6
102	Super Grands Buffalo NY	Tape 13
103	Super Grands Buffalo NY	Tape 14
104	Super Grands Buffalo NY	Tape 10
105	Survivor Savannah, GA	Tape 1
106	The Thalians
107	Tom Ramirez	Tape 1
108	Tom Ramirez	Samoan Classic
109	Toni Closing	Vegas
110	US Sumo Open	Tape 1

111	US Sumo Open	Tape 2
112	USA Olympic	Tape 2
113	USA Olympic	Tape 4
114	USA Olympic	Tape 1
115	USA Olympic	Tape 5
116	Utah	Tape 2
117	Utah	Tape 1
118	Vacaville	Tape 3
119	Vacaville	Tape 4
120	Vacaville	Tape 1
121	Vacaville	Tape 2
122	Wrap Around	Eps 4 and 5
123	Wrap Around	Ep 6
124	Wrap Shoot	Episode 2	7/13/2006
125125	Yoshitaka Yoshitaka	Int 2 Int 2	Maywood CA Maywood CA
126	Yoshitaka Intl.	Tape 3	Maywood CA